EXHIBIT 10.1

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of December 15, 2005 (the “First Amendment Effective Date”), by and between COMERICA BANK (“Bank”), a Michigan banking corporation and an authorized foreign bank under the Bank Act (Canada), and VISTAPRINT NORTH AMERICAN SERVICES CORP., a Nova Scotia corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of November 1, 2004 (as amended from time to time, together with any related agreements, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.	Definitions. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

II.	Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article IV hereof, the Agreement is hereby amended as set forth below.

A.	The following definitions are herby added to Exhibit A to the Agreement in the appropriate alphabetical order:

“ ‘2005 Equipment Advance(s)’ means a cash advance or cash advances under the 2005 Equipment Loan.

‘2005 Equipment Loan’ means a Credit Extension of up to $10,000,000 issued by Borrower in the form attached hereto as Exhibit G-3.

‘2005 Equipment Maturity Date’ means December 15, 2010.

‘Tranche C’ has the meaning assigned in Section 2.1(d)(i).

‘Tranche D’ has the meaning assigned in Section 2.1(d)(i).

‘Tranche C Equipment Advance’ or ‘Tranche C Equipment Advances’ means any Equipment Advances(s) made under Tranche C.

‘Tranche D Equipment Advance’ or ‘Tranche D Equipment Advances’ means any Equipment Advances(s) made under Tranche D.

‘Tranche D Availability End Date’ means December 1, 2006.”

B.    The definition of “Credit Extension”, contained in Exhibit A to the Agreement, is hereby amended and restated in its entirety as follows:

““Credit Extension” means each Construction Advance, Equipment Advance, 2005 Equipment Advance or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

C.    Paragraph (c) of the definition of “Permitted Liens”, contained in Exhibit A to the Agreement, is hereby amended and restated in its entirety as follows:

“(c) Liens not to exceed $100,000 in the aggregate (i) upon or in any Equipment (other than Equipment financed by an Equipment Advance or a 2005 Equipment Advance) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;”

D.    Paragraph (c) of the definition of “Permitted Transfer”, contained in Exhibit A to the Agreement, is hereby amended and restated in its entirety as follows:

“(c) worn-out or obsolete Equipment not financed with the proceeds of Equipment Advances or 2005 Equipment Advances; or”

E.    The definition of “Cash Flow” contained in Exhibit A to the Agreement, is hereby amended and restated in its entirety as follows:

“ ‘Cash Flow’ means EBITDA minus capitalized research and development minus taxes actually paid; provided however, if the Liquidity (as defined in Section 6.7(d) below) of VistaPrint Limited is at any time less than $30,000,000 then, solely for such period or periods of time during which the Liquidity of VistaPrint Limited is less than $30,000,000, Cash Flow means EBITDA minus capitalized research and development minus taxes actually paid minus non-financed capital expenditures.

F.    A new Section 2.1(d) is hereby added to the Agreement to read as follows:

“(d) 2005 Equipment Loan.

(i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make 2005 Equipment Advances to Borrower in two tranches, Tranche C and Tranche D. On the First Amendment Effective Date, Bank agrees to make an Equipment Advance under Tranche C to Borrower in the amount of $4,174,536.48. Borrower may request Equipment Advances under Tranche D at any time from the First Amendment Effective Date, through the Tranche D Availability End Date. The aggregate outstanding amount of Tranche C Equipment Advances and Tranche D Equipment Advances shall not exceed the 2005 Equipment Loan. The 2005 Equipment Loan shall be evidenced by the 2005 Equipment Note, under which advances may be made from time to time. Each 2005 Equipment Advance shall not exceed 100% of the invoice (as reviewed by Bank) amount of printing equipment used in Borrower’s customary operations (including deposits and down payments which, shall not exceed $2,500,000) (which Borrower shall, in any case, have purchased (or incurred deposits or down payments for such purchases) within 90 days of the date of the corresponding 2005 Equipment Advance, except for 2005 Equipment Advances under Tranche C in which case the equipment shall have been purchased (or such deposits or down payments incurred) after March 31, 2005 and before the First Amendment Effective Date), excluding taxes, shipping, warranty charges, insurance, freight discounts, installation expense, training, and other soft costs, and shall be evidenced by accompanying invoices delivered to Bank within 90 days of purchase.

(ii) Interest shall accrue from the date of each 2005 Equipment Advance at the rate specified in Section 2.2(a), and shall be payable in accordance with Section 2.2(c). Installments of interest are calculated at an assumed amortization term. The 2005 Equipment Advances shall be interest only until December 1, 2006. Thereafter, interest and principal payments shall amortize over a period of seven and one half (7.5) years. Any 2005 Equipment Advances under the 2005 Equipment Loan made under Tranche C on the First Amendment Effective Date and then outstanding under Tranche D on the Tranche D Availability End Date shall be payable in 48 equal monthly installments of principal, plus all accrued interest, beginning on December 1, 2006, and continuing on the same day of each month thereafter through the 2005 Equipment Maturity Date, at which time all amounts due in connection with the 2005 Equipment Loan and any other amounts due under this Agreement and outstanding at the time shall be immediately due and payable. Advances under the 2005 Equipment Loan, once repaid, may not be reborrowed. Borrower may prepay all or part of the 2005 Equipment Line accruing interest at the Prime Rate at any time without penalty or premium.

(iii) When Borrower desires to obtain an 2005 Equipment Advance under Tranche D, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Eastern time three Business Days before the day on which the 2005 Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice or invoices for any Equipment to be financed.”

G.    Section 2.2 (a)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

“(ii) Equipment Loan. Except as set forth in Section 2.2(b), the Equipment Advances and the 2005 Equipment Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to the Prime Rate or as set forth in the LIBOR/Cost of Funds Addendum to Loan & Security Agreement attached as Exhibit B.

H.    Section 4.3 of the Agreement is hereby amended by deleting the reference to “$12,000,000” and replacing it with ““$22,000,000”.

I.    Section 6.7(b) is hereby deleted in its entirety and replaced with “Intentionally Omitted”.

J.    Section 6.7(c) is hereby amended and restated in its entirety as follows:

“(c) Debt Service Coverage. Commencing September 30, 2005, Borrower shall maintain a Debt Service Coverage of at least: (i) 1.40 to 1.00, if the Liquidity (as defined in Section 6.7(d) below) of VistaPrint Limited is $21,000,000 or less, and (ii) 1.20:1.00, if the Liquidity of VistaPrint Limited is greater than $21,000,000 but less than $30,000,000; provided, however, that if the Liquidity of VistaPrint Limited is greater than $30,000,000 this Debt Service Coverage covenant shall not apply for so long as VistaPrint Limited’s Liquidity is greater than $30,000,000.”

K.    A new Section 6.7(d) is hereby added to the Agreement to read as follows:

“(d) Minimum Liquidity. VistaPrint Limited shall maintain, at all times, a minimum “Liquidity” of $5,000,000. For the purposes herein, “Liquidity” shall mean cash and marketable securities that have not been pledged nor otherwise encumbered or restricted (except pledges or encumberances held by Bank or an Affiliate of Bank). Liquidity shall be measured on a monthly basis and reported by Borrower on all Compliance Certificates.”

L.    Exhibit B to the Agreement (the “LIBOR/Cost of Funds Addendum to Loan and Security Agreement”) is amended and restated in its entirety as attached hereto as Annex I to this Amendment.

M.    Annex II to this Amendment is hereby added to the Agreement as “Exhibit G-3, 2005 Equipment Note”.

III. Legal Effect.

A.	The Agreement is hereby amended wherever necessary to reflect the changes described above.

B.	Borrower understands and agrees that in modifying the existing amounts due to Bank under the Agreement as of the First Amendment Effective Date (the “Existing Debt”), Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Agreement. Except as expressly modified pursuant to this Amendment, the terms of the Agreement remain unchanged, and in full force and effect. Bank’s agreement to modifications to the Existing Debt pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Existing Debt. Nothing in this Amendment shall constitute a satisfaction of the Existing Debt. It is the intention of Bank and Borrower to retain as liable parties, all makers and endorsers of Agreement, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

C.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

IV.	Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect. The effectiveness of this Agreement is conditioned upon receipt by Bank of this Amendment, and any other documents which Bank may require to carry out the terms hereof, including but not limited to the following:

A.	This Amendment, duly executed by Borrower;

B.	Corporation Resolutions and Incumbency Certification, duly executed by Borrower and Guarantors;

C.	Amended and Restated Guaranties from VistaPrint Limited and VistaPrint Technologies Limited;

D.	the 2005 Equipment Note, duly executed by Borrower;

E.	Amended and Restated LIBOR/COST OF FUNDS Addendum to Loan and Security Agreement;

F.     Amendment to Account Pledge Agreements from VistaPrint Limited, VistaPrint Canada Limited and VistaPrint Technologies Limited;

G.     Acknowledgement of Deposit Account Control Agreement with respect to the accounts of VistaPrint Limited, VistaPrint Canada Limited and VistaPrint Technologies Limited;

H.	Payment of structuring fee in the amount of $50,000;

I.     Reimbursement of all Bank Expenses related to the Amendment up to $10,000 and 50% of all Bank expenses related to the Amendment in excess of $10,000; and

J.	Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

VISTAPRINT NORTH AMERICAN SERVICES CORP.

By: /s/ Paul C. Flanagan

Title: Vice President

COMERICA BANK

By: /s/ Robert C. Rosen

Title: Vice President